Exhibit 10.6

FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan

Restricted Stock Unit Award Agreement

To ___________:

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (this “Award”) of ____ restricted stock units (the “Units”) of the Company’s common stock, $0.01 par value (the “Common Stock”), under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, as further amended or restated from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. Each Unit represents on the books of the Company, a unit which is equivalent to one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), such shares of Common Stock hereafter collectively referred to as the “Award Shares”). The effective “Grant Date” will be ______ __, ____ subject to your promptly electronically acknowledging and accepting] [signing and returning] a copy of this Agreement (as defined below).

This Restricted Stock Unit Award Agreement (the “Agreement”) evidences the Award of the Units. This Agreement and the Award are made in consideration of your Service with the Company or your Employer (as hereafter defined) and are subject to any applicable terms of your written employment or Service arrangements, as amended from time to time, to which you are subject (“Employment Agreement”), as applicable, between or among, you, the Company and/or an Affiliate of the Company (the “Employer”). The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee arising under this Agreement, or the Plan with respect to the Award.

Copies of the Plan and the Prospectus for the Plan, as amended or restated from time to time (the “Prospectus”), are attached or have otherwise been electronically provided to you. By executing this Agreement, you acknowledge that you have received copies of the Plan and the Prospectus and have read, understand and agree to all terms. You may request additional copies of the Plan and the Prospectus by contacting the Secretary of the Company at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 (Phone: (410) 951-4867). You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

1.Vesting.  [Vesting and Forfeiture Terms are Subject to Change at the Discretion of the Plan Administrator]

(a)Credit to Account.  The Units shall be credited to your account on the books of the Company (your “Account” as of the Grant Date.

(b)As of Grant Date.  All of the Units are nonvested and forfeitable as of the Grant Date. No nonvested Units shall become vested and nonforfeitable after your Service with the Company and its Affiliate ceases unless this Agreement or your Employment Agreement provides to the contrary.

(c)Normal Vesting.  Except as provided otherwise in this Agreement, provided that your Service (as hereafter defined) with the Company or an Affiliate of the Company continues through the applicable date upon which vesting is scheduled to occur, the Units shall be vested and nonforfeitable [To be Completed at Time of Award] (the “Vesting Date”); except that none of the Award will become vested after your Service ceases unless otherwise provided in this Agreement or the Employment Agreement (if applicable)..

(d)Termination due to Death.  Provided that your administrator or executor, on behalf of your estate, timely executes and delivers a Release (as hereafter defined) in accordance with the Employment Agreement, all Units that are not then vested or are forfeitable on the date of death shall vest 100% upon your death.

(d)Termination due to Disability.  Provided that you (or your legally authorized guardian or personal representative, on your behalf) timely execute and deliver a Release in accordance with the Employment Agreement, all Units that are not then vested or are forfeitable on the date of “Disability,” shall vest 100% upon completion of the “Restricted Period” (or if you die during the “Restricted Period” within thirty (30) days of your date of death).

(e)Termination by the Company or the Employer without Cause, Termination by Employee for Good Reason, and Termination Within One Year Following a Change in Control.  In the event of termination of your Service by the Company or your Employer without Cause (as hereafter defined) or termination of your Service by you for Good Reason (as hereafter defined) as provided under the Employment Agreement (the “Termination Date”), prior to the Vesting Date, 100% of the Units that are not then vested or are forfeitable on the Termination Date shall be fully vested and nonforfeitable upon completion of the Restricted Period.

In the event of a termination of Service under this Section 1(e) upon or within one year following the occurrence of a Change in Control, provided that you timely execute and deliver a Release in accordance with the Employment Agreement, the unvested and forfeitable Units outstanding as of such Termination Date shall be fully vested and nonforfeitable upon completion of the Restricted Period.

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

If you fail to continue to comply with the non-disclosure, non-solicitation and/or non-competition provisions set forth in the Employment Agreement until the expiration of the Restricted Period, all Units that are not then vested or are forfeitable shall be immediately forfeited for no consideration upon such non-compliance.

(f)Termination for Cause.  In the event of termination of your Service by the Company or your Employer (or successor thereto) for Cause, all Units that are not then vested or are forfeitable at the date of termination shall be immediately forfeited for no consideration upon such termination.

(g)Termination by Employee Without Good Reason. In the event of you terminating your Service for any reason (excepting Good Reason, if applicable), all Units that are not then vested or are forfeitable at the date of termination shall be immediately forfeited for no consideration upon such termination without Good Reason.

(h)Releases.  The failure to timely execute and deliver a Release in accordance with the Employment Agreement as required under Section 1 above by you (or if applicable, your executor, administrator, or legally authorized guardian or personal representative) shall result in the immediate forfeiture of all unvested Units.

2.Issuance of Award Shares.  Upon vesting of Units, the Company shall issue to you, or your estate, as applicable, a number of Award Shares equal to the number of vested Units credited to your Account.

3.Restrictions on Transfer.  Prior to settlement, you may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any Units, and Units may not be subject to execution, attachment or similar process. Any sale or transfer, or purported sale or transfer, shall be null and void. The Company will not be required to recognize on its books any action taken in contravention of these restrictions..

4,.Registration of Shares; Stock Certificates. The Award Shares issued in settlement of the vested Units shall be registered in your name, or, if applicable, in the names of your heirs or your estate. In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. The Company may deliver a share certificate to you or may deliver shares electronically or in certificate form to your designated broker on your behalf. If you are deceased (or if Disabled and if necessary) at the time that a delivery of shares is to be made, the shares will be delivered to your executor, administrator, legally authorized guardian or personal representative, in

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

accordance with instructions received from your executor, administrator, legally authorized guardian or personal representative (as applicable).

5.Restrictions on Grant of Units and Issuance of Award Shares. The grant of the Units and issuance of Award Shares upon settlement of the vested Units will be subject to all applicable requirements of federal, state or foreign law with respect to such securities. No Award Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Award Shares subject to the Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the vested Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.Fractional Shares. The Company will not be required to issue fractional Award Shares upon settlement of the vested Units. Fractional shares of Common Stock will be rounded down to the nearest whole share.

7.Postponement of Delivery. The Company may postpone the issuance and delivery of any Award Shares upon vesting of Units, provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following:

(1)	the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation;
(2)	compliance with any requests for representations; and

(3)

receipt of proof satisfactory to the Company that a person seeking such shares on your behalf upon your disability (if necessary), or upon your estate’s behalf after your death, is appropriately authorized.

8.Dividend Equivalents. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, your Account shall be credited with that number of Units, rounded down to the nearest whole share, determined by dividing (i) the product of (A) the amount of the cash dividend per share of Common Stock multiplied by (B) the number of whole Units credited to the Non-Employee Director’s Account as of the dividend record date, by (ii) the Fair Market Value of a share of Common Stock on the payment date of the dividend;

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

provided, that such dividend equivalent Units will only be credited to your Account if sufficient shares of Common Stock are available for award under the Omnibus Plan, or another equity compensation plan approved by stockholders of the Company, as of the dividend payment date to credit such dividend equivalent Units. You will not have any right to dividends equivalents or other distributions declared or paid with respect to unvested and forfeitable Units. All dividends equivalents and any other distributions paid with respect to unvested Units will be held by the Company in trust for your benefit and paid to you upon vesting of the Units. Upon forfeiture of any Units, any dividend equivalents and distributions then held in trust with respect to such Units will be forfeited and will be returned to the Company. All fractional units shall be rounded down to the nearest whole unit.

9.Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Award Shares issued pursuant to this Agreement. You will, at the request of the Company, promptly present to the Company any and all certificates representing Award Shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section.

10.Taxation; Tax Withholding. By signing this Agreement, you authorize your Employer and the Company, except as provided below, to deduct from any compensation or any other payment of any kind due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Units and release of the Award Shares in whole or in part.  The Company may, in its discretion, agree that it will, upon your request, permit you to satisfy, in whole or in part, the Company’s minimum statutory withholding tax obligation (based on minimum rates for federal and state law purposes, including payroll taxes) which may arise in connection with the Award, either by electing to have the Company withhold the issuance of, or redeem, shares of Common Stock or by electing to deliver to the Company already-owned shares of Common Stock of the Company, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.  In lieu of the foregoing, the Company may require you to make a cash payment to such Employer or the Company equal to the amount required to be withheld.  If you do not make provision for the payment of such taxes when requested, the Company may refuse to issue any Common Stock certificate under this Agreement until arrangements satisfactory to the Committee for such payment have been made.

11.Adjustments for Corporate Transactions and Other Events.

(a)Stock Dividend, Stock Split and Reverse Stock Split.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Units that are nonvested and forfeitable will, without further action of the Committee, be adjusted to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional Units with respect to the Units as a result of the stock dividend, stock split or reverse stock split. Adjustments under this Section 11 will be made by the Committee,

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RSU Award Agreement

whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  Fractional Units or Award Shares will be rounded down to the nearest whole share.

(b)Binding Nature of Agreement.  The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute rights to receive securities received by you in exchange for, or by virtue of your ownership of, the Units, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or other similar event. If the Units are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Units.

12.Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement alters your at-will or other employment status pursuant to your Employment Agreement, or other Service relationship with the Company (or your Employer). This Agreement is not to be construed as a contract of employment or Service relationship between the Company (or your Employer) or any of its Affiliates and you, nor as a contractual right of you to continue in the employ of, or in a Service relationship with, the Company (or your Employer) or any of its Affiliates for any period of time. This Agreement does not limit in any manner the right of the Company (or your Employer) to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Units or any other adverse effect on your interests under the Plan.

13.Rights as Stockholder.  You shall not have any of the rights of a stockholder with respect to any Units until Award Shares have been issued to you upon settlement of the vested Units. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Award Shares are issued, except as provided in Sections 8 and 11 of this Agreement.

14.The Company’s Rights.  The existence of the Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

15.Entire Agreement.  This Agreement, inclusive of the Plan, and the Employment Agreement, contains the entire agreement between you, your Employer and the Company with respect to the Units and the Award Shares. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award, the Units or the Award Shares are superseded by this Agreement and are void and ineffective for all purposes.

16.Terminology; Conformity and Conflict.  This Agreement includes a Glossary that provides definitions of certain terms used in this Agreement. All terms not defined in this Agreement (including the Glossary) have the meanings given in the Plan (or, if applicable, the Employment Agreement). Unless otherwise specifically provided in this Agreement, in the event of a conflict, inconsistency or ambiguity between or among any provision, term or condition of this Agreement, the Plan, or your Employment Agreement, the provisions of, first, the Plan, second, this Agreement, third, the Employment Agreement, will control in that order of priority, except in the case of Section 18 of this Agreement which will control in all cases.

17.Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award as determined in the discretion of the Committee, except as provided in the Plan, this Agreement, the Employment Agreement or in any other written document signed by you and the Company.

18.Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit or action with respect to the Award, the Units or the Award Shares will be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

19Severability.  If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order (or decision of the arbitrator(s), as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.

20.Further Assurances.  You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

21.Unfunded Status.  The Units and the Account to which they are credited constitute and at all times shall be interpreted and administered as an unfunded compensation arrangement. Your settlement of rights pursuant to this Agreement shall be no greater than the right of any unsecured creditor of the Company.

22.Headings.  Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

23.Counterparts.  This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

{Glossary follows on the next page.}

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

GLOSSARY

(A)“Cause” has the meaning ascribed to such term or words of similar import in your Employment Agreement.

(B)“Change in Control” shall have the meaning ascribed to such term under the Plan, provided that such event is also a “change in control event” as described in Code Section 409A.

(C)“Disability” shall have the meaning ascribed to such term or words of similar import in your Employment Agreement or if not defined therein, “Disability” shall mean the Employee is unable to substantially perform the customary duties and responsibilities of Employee’s employment for one hundred and eighty (180) consecutive calendar days or one hundred and eighty (180) or more calendar days during any three hundred and sixty-five (365) calendar day period by reason of a physical or mental incapacity..

(D)“Good Reason” shall have the meaning ascribed to such term under the Employment Agreement.

(E)“Release” refers to a valid waiver and general release of claims against the Company, in a form and manner as set forth in your Employment Agreement, with such revisions reasonably determined by the Company to be necessary at the applicable time.

(F)“Restricted Period” shall have the meaning ascribed to such term under your Employment Agreement.

(G)“Service” means your employment or other service relationship with the Company or your Employer so long as your Employer is an Affiliate of the Company, except that if you cease to be a “common law employee” of the Company or any of its Affiliates but you continue to provide bona fide services (which shall not include any period of salary continuation commencing after termination due to your Employment Agreement (if applicable) or any Company severance plan) to the Company or any of its Affiliates following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of your employment or service relationship will not be deemed to have occurred for purposes of this Agreement upon such change in capacity.   In the event that your employment or service relationship is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part of the Company or an Affiliate, your employment or service relationship will be deemed to have terminated for purposes of this Agreement upon such cessation if your employment or service relationship does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

(H)“You,” “Your” means the recipient of the Units as reflected in the first paragraph of this Agreement.  Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

{Signature Page follows on the next page.}

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement

[IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically acknowledged and accepted by the award recipient.]

[IN WITNESS WHEREOF, the Company and the award recipient have caused this Agreement to be executed as of the ___ day of _____, ___.

FTI CONSULTING, INC.

By:
Name
Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.]

AWARD RECIPIENT

2017 Omnibus Incentive Compensation Plan

RSU Award Agreement